IVY FUND

               Redesignation of Shares of Beneficial Interest and
             Establishment and Designation of Additional Series and
                    Classes of Shares of Beneficial Interest,
                             No Par Value Per Share
                    -------------------------------------------


         WHEREAS, Article III of the Agreement and Declaration of Trust, dated December 21, 1983, as amended and restated December 10, 1992, (the "Declaration of Trust") of Ivy Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, provides that the Trustees of the Trust may establish and designate new classes of shares of beneficial interest of the Trust by an instrument in writing executed by a majority of the then Trustees of the Trust and setting forth such establishment and designation and the relative rights and preferences of such classes;

         NOW THEREFORE, the undersigned, being a majority of the Trustees of the Trust, acting pursuant to Article III of the Declaration of Trust, having divided the shares of beneficial interest of the Trust into four separate series, designated "Ivy Growth Fund," "Ivy Growth with Income Fund," "Ivy International Fund" and "Ivy Money Market Fund," hereby divide the shares of beneficial interest of the Trust into one additional separate series designated "Ivy Emerging Growth Fund" (individually, the "Fund," and collectively with the other four series of the Trust, the "Series"), having the following special and relative rights:

         1. The Fund shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest, no par value per share, of the Fund ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional shares) on matters on which shares of the Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to the Fund. The proceeds of sales of shares of the Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law. Each share of the Fund shall be entitled to receive its pro rata share of net assets of the Fund upon liquidation of the Fund. Upon redemption of a shareholder's shares, or indemnification for liabilities incurred by reason of a shareholder being or having been a shareholder of the Fund, such shareholder shall be paid solely out of the property of the Fund.

         2. Shareholders of the Fund shall vote separately as a Series on any matter except as may be required by applicable federal or state law or by an order of the Securities and Exchange Commission.

         3. The assets and liabilities of the Trust existing on the date hereof shall, except as provided below, be allocated among Ivy Growth Fund, Ivy Growth with Income Fund, Ivy International Fund and Ivy Money Market Fund and hereafter, the assets and liabilities of the Trust shall be allocated among all of the Series as set forth in the Declaration of Trust, except as provided below:

         (a) Costs incurred by the Trust on behalf of the Fund in connection with the organization, registration and public offering of shares of the Fund shall be allocated to the Fund and shall be amortized by the Fund in accordance with applicable law and generally accepted accounting principles.

         (b) The liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated among the Series on the basis of their relative average daily net assets.

         (c) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Series.

         4. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Series now or hereafter created, or to otherwise change the special and relative rights of any such Series, provided that such change shall not adversely affect the rights of shareholders of a Series.

         FURTHERMORE, the undersigned, acting pursuant to Article III of the Declaration of Trust, hereby (a) redesignate the shares of beneficial interest of the Trust outstanding as of March , 1993 originally designated as shares of beneficial interest of "Ivy Growth Fund," "Ivy Growth with Income Fund" and "Ivy International Fund" as shares of beneficial interest of "Ivy Growth Fund--Class A," "Ivy Growth with Income Fund--Class A" and "Ivy International Fund--Class A," respectively, and (b) classify and designate an unlimited number of authorized, unissued and unclassified shares of beneficial interest of the Trust as "Ivy Emerging Growth Fund--Class A."

         FURTHERMORE, the undersigned, having so redesignated the shares of beneficial interest of the Ivy Growth Fund, the Ivy Growth with Income Fund and the Ivy International Fund series of the Trust, and having established and designated the Ivy Emerging Growth Fund as an additional series of the Trust, hereby divide, pursuant to Article III, Section 2 of the Declaration of Trust, the shares of beneficial interest of each of said four series of the Trust
(hereinafter referred to collectively as the "Ivy Equity Funds") into one additional class, to be designated "Ivy Growth Fund--Class B," "Ivy Growth with Income Fund--Class B," "Ivy International Fund--Class B" and "Ivy Emerging Growth Fund--Class B," respectively, having the following special and relative rights:

                  The shares of beneficial interest of each of the Ivy Equity Funds--Class B, no par value per share, (hereinafter referred to as the "Class B Shares") shall be subject to all provisions of the Declaration of Trust relating to shares of the Trust generally, and those set forth as follows:

         (a) The assets belonging to each Ivy Equity Fund's Class B Shares shall be invested in the same investment portfolio of the Trust as the assets belonging to that Ivy Equity Fund's Class A Shares.

     (b) The dividends and distributions with respect to each Ivy Equity Fund's Class B Shares shall be in such amount as may be declared from time to time by the Trust's Board of Trustees, and such dividends and distributions may vary from dividends and distributions with respect to that Ivy Equity Fund's Class A Shares to reflect differing allocations of the expenses of the Trust between the holders of the two classes and to equalize the net asset value per share of the two classes, to such extent and for such purposes as the Board of Trustees may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Trust between the Ivy Equity Funds' Class A Shares and the Ivy Equity Funds' Class B Shares shall be determined in a manner that is consistent with the order dated , 1993 ------------------ (Investment Company Act of 1940 Release No. ) issued by the Securities and Exchange ---------- Commission in connection with the application for exemption filed by Ivy Fund, The Mackenzie Funds Inc., Mackenzie Investment Management Inc. and Ivy Management Inc. (the "Order"), any amendment to such Order or any rule or interpretation under the 1940 Act that modifies or supercedes such Order.

         (c) The proceeds of the redemption of Class B Shares (including a fractional share) shall be reduced by the amount of any contingent deferred sales charge payable upon such redemption pursuant to the terms of the issuance of such shares.

         (d) The holders of Class B Shares shall have (i) exclusive voting rights with respect to matters on which the holders of Class B Shares shall be entitled to exclusive voting rights under applicable federal or state law or pursuant to the Order and
                  (ii) no voting rights with respect to matters on which the holders of Class A Shares (or such other class of shares as may be established and designated from time to time) shall be entitled to exclusive voting rights under applicable federal or state law or pursuant to the Order.

         The undersigned, being a majority of the Trustees of the Trust, hereby determine that the foregoing shall be effective upon filing with the office of the Secretary of the Commonwealth of Massachusetts.


/S/ JOHN S. ANDEREGG, JR                   /S/ DALE CONGRAM
John S. Anderegg, Jr., as Trustee          Dale Congram, as Trustee



/S/ PAUL H. BROYHILL                       /S/ FRANK W. DEFRIECE, JR.
Paul H. Broyhill, as Trustee               Frank W. DeFriece, Jr., as Trustee



/S/ STANLEY CHANNICK                       /S/ MICHAEL G. LANDRY
Stanley Channick, as Trustee               Michael G. Landry, as Trustee



/S/ GLENN A. MILLER                        /S/ JOSEPH G. ROSENTHAL
Glenn A. Miller, as Trustee                Joseph G. Rosenthal, as Trustee



/S/ JAMES F. O'DONNELL                     /S/ RICHARD N. SILVERMAN
James F. O'Donnell, as Trustee             Richard N. Silverman, as Trustee



______________________________________     /S/ JAMES B. SWAN
Michael R. Peers, as Trustee               James B. Swan, as Trustee